Exhibit 99.1

Neos Therapeutics Announces Settlement with Teva on

Cotempla XR-ODT® Patent Litigation

DALLAS/FORT WORTH, Texas, December, 26, 2018 (GLOBE NEWSWIRE) — Neos Therapeutics, Inc. (Nasdaq:NEOS), a pharmaceutical company focused on developing, manufacturing, and commercializing innovative extended-release (XR) products using its proprietary modified-release drug delivery and orally disintegrating tablet (ODT) technology platforms, today announced that it has entered into a confidential settlement and licensing agreement with Teva Pharmaceuticals USA, Inc. (“Teva”) to resolve all ongoing litigation involving Neos’ patents protecting its Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets and Teva’s Abbreviated New Drug Application (ANDA) filed with the U.S. Food and Drug Administration to market a generic version of that product.

Under the settlement and license agreement, Neos has granted Teva the right to manufacture and market its generic version of Cotempla XR-ODT® under the Teva ANDA beginning on July 1, 2026, or earlier under certain circumstances.

The settlement and licensing agreement is confidential and the agreement is subject to submission to the Federal Trade Commission and the U.S. Department of Justice.

“We are pleased to have reached this settlement and will continue to defend our innovative medicines against any challenge,” said Jerry McLaughlin, Chief Executive Officer of Neos Therapeutics.

About Neos Therapeutics

Neos Therapeutics, Inc. (NASDAQ: NEOS) is a pharmaceutical company focused on developing, manufacturing and commercializing products utilizing its proprietary modified-release drug delivery technology platforms. Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), and Adzenys-ER™ (amphetamine) extended-release oral suspension (see Full Prescribing Information, including Boxed WARNING), all for the treatment of ADHD, are three approved products using the Company’s extended-release  technology platform. Additional information about Neos is available at www.neostx.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Neos Therapeutics, Inc., including statements about Neos’ future expectations and plans to defend and enforce its intellectual property rights and other statements containing the words “will,” “would,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to governmental approvals of the settlement and license agreement, Neos’ ability to protect its intellectual property rights, uncertainties related to litigation Neos is involved or may become involved, uncertainties inherent in the initiation of future clinical trials, expectations of expanding ongoing clinical trials and other factors discussed in the “Risk Factors” section in our most recently filed Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the SEC, as updated by any subsequently filed SEC filings, including Neos’ Quarterly Reports on Form 10-Q. Any forward-looking statements contained

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in this press release speak only as of the date hereof, and Neos expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACTS:

Richard I. Eisenstadt

Chief Financial Officer

Neos Therapeutics

(972) 408-1389

reisenstadt@neostx.com

Sarah McCabe and Carl Mauch

Investor Relations

Stern Investor Relations, Inc.

(212) 362-1200

sarah@sternir.com and carl@sternir.com